REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners and Board of Directors of

Shuhai Information Technology Co., Ltd.

We have audited the accompanying balance sheet of Shuhai Information Technology Co., Ltd. (the “Company”) as of June 30, 2015 and the related statements of comprehensive loss, changes in owners’ deficit, and cash flows for the period from February 11, 2015 (date of inception) to June 30, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits of the consolidated financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shuhai Information Technology Co., Ltd. as of June 30, 2015 and the results of their operations and cash flows for the period from February 11, 2015 (date of inception) to June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in Note 2 to the accompanying financial statements, the Company has not generated any revenues since inception, has a working capital deficiency of $58,115 and has an accumulated deficit of $202,740. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2.The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Paritz & Company, P.A.

Hackensack, New Jersey

July 31, 2015

SHUHAI INFORMATION TECHNOLOGY CO., LTD.
BALANCE SHEET
JUNE 30, 2015

Assets

Current Assets
Cash	$5,904
Prepaid expenses and other current assets	25,425

Total Current Assets	31,329

Property and equipment, net	51,236

Total Assets	$82,565

Liabilities and Owners' Deficit

Current Liabilities
Accrued expenses and other payables	$30,527
Due to related party	58,917

Total Current Liabilities	89,444

Commitments

Owners' Deficit
Paid in capital	195,878
Accumulated other comprehensive loss	(17)
Accumulated deficit	(202,740)

Total Owners' Deficit	(6,879)

Total Liabilities and Owners' Deficit	$82,565

See accompanying notes to financial statements.

SHUHAI INFORMATION TECHNOLOGY CO., LTD.
STATEMENT OF COMPREHENSIVE LOSS
FOR THE PERIOD FROM FEBRUARY 11, 2015 (DATE OF INCEPTION) TO JUNE 30, 2015

Revenue	$—

Expenses
Selling expenses	766
General and administrative expenses	201,974

Total Expenses	202,740

Loss before provision for taxes	(202,740)

Income Tax Provision	—

Net Loss	(202,740)

Other Comprehensive Loss
Foreign currency translation	(17)

Comprehensive Loss	$(202,757)

See accompanying notes to financial statements.

SHUHAI INFORMATION TECHNOLOGY CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 11, 2015 (DATE OF INCEPTION) TO JUNE 30, 2015

Cash Flows From Operating Activities
Net loss	$(202,740)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,968
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(25,362)
Accrued expenses and other payables	30,451

Net Cash Used in Operating Activities	(195,683)

Cash Flows From Investing Activities
Purchase of property and equipment	(53,077)

Net Cash Used in Investing Activities	(53,077)

Cash Flows From Financing Activities
Capital contribution	195,878
Advance from related party	58,771

Net Cash Provided by Financing Activities	254,649

Effect of Exchange Rate Changes on Cash	15

Net Increase in Cash	5,904

Cash Beginning of Period	—

Cash End of Period	$5,904

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Income tax payments	$—
Interest expense	$—

See accompanying notes to financial statements.

SHUHAI INFORMATION TECHNOLOGY CO., LTD.
STATEMENT OF CHANGES IN OWNERS' DEFICIT
FOR THE PERIOD FROM FEBRUARY 11, 2015 (DATE OF INCEPTION) TO JUNE 30, 2015

	Paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total

Balance at February 11, 2015	$—	$—	$—	$—

Capital contribution	195,878	—	—	195,878

Net loss for the period	—	—	(202,740)	(202,740)

Foreign currency translation	—	(17)	—	(17)

Balance at June 30, 2015	$195,878	$(17)	$(202,740)	$(6,879)

See accompanying notes to financial statements.

SHUHAI INFORMATION TECHNOLOGY CO., LTD.

NOTES TO FINANCIAL STATEMENTS

  JUNE 30, 2015

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Shuhai Information Technology Co., Ltd. (the “Company” or “Shuhai”) was incorporated in Beijing, People’s Republic of China (“PRC”), on February 11, 2015. The Company is in the business of network security equipment supplier, micro marketing service provider (“ISP”), Internet access operator and big data integration operator.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not generated any revenues since inception, has a working capital deficiency of $58,115 and has an accumulated deficit of $202,740. These circumstances, among others, raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s management recognizes that the Company must generate sales and additional resources to enable it to continue to develop its operations. The Company expects to officially commence sales of its products in August of 2015. Based on increased demand for internet services in China, including internet security and big data integration, the Company’s management team expects a healthy growth in its business. The Company’s management intends to raise additional financing through debt and equity financing or through other means that it deems necessary, with a view to moving forward and sustaining prolonged growth in its initial phases. However, no assurance can be given that the Company will be successful in raising additional capital.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of the Company were prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and presented in U.S. Dollars.

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. As such, the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant areas requiring the use of management estimates include, but are not limited to, estimated useful life and residual value of property, plant and equipment, provision for staff benefit, recognition and measurement of deferred income taxes and valuation allowance for deferred tax assets. Although these estimates are based on management’s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ from those estimates and such differences may be material to our consolidated financial statements.

REVENUE RECOGNITION

The Company’s revenue recognition policies will be in accordance with FASB ASC Topic 605, “Revenue Recognition.”  Sales will be recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer, the price is fixed or determinable; title has passed to the customer, which generally is at the time of delivery, or no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition will be recorded as unearned revenue.

START-UP COSTS

In accordance with ASC 720, “Start-up Costs,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives as follows:

Furniture and fixtures	5-10 years
Office equipment	3-5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

FAIR VALUE MEASUREMENTS AND DISCLOSURES

FASB ASC Topic 820, “Fair Value Measurements,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Certain of the Company’s financial instruments, including cash, accrued expenses and other payables, are carried at costs, which approximate their fair values due to their short maturities.

As of June 30, 2015, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. During the reporting periods there was no impairment loss recognized on long-lived assets.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

CONCENTRATION OF CREDIT RISK

Financial instruments that subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on its receivables.

The Company maintains cash in accounts with state-owned banks within the PRC. Cash in state-owned banks is not covered by insurance. Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in these bank accounts.

STATEMENT OF CASH FLOWS

In accordance with FASB ASC Topic 230, “Statements of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

FOREIGN CURRENCY TRANSLATION AND COMPREHENSIVE INCOME (LOSS)

The functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB were translated into United States Dollars (“USD” or “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate at the balance sheet date, while equity accounts are translated at historical exchange rate. Revenues and expenses are translated at the average exchange rate during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company follows FASB ASC Topic 220-10, “Comprehensive Income.” Comprehensive income comprises net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the period ended June 30, 2015 consisted of net loss and foreign currency translation adjustments.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2014, the FASB issued Presentation of Financial Statements — Going Concern. This standard requires management to evaluate for each annual and interim reporting period whether it is probable that the reporting entity will not be able to meet its obligations as they become due within one year after the date that the financial statements are issued. If the entity is in such a position, the standard provides for certain disclosures depending on whether or not the entity will be able to successfully mitigate its going concern status. This guidance is effective for annual periods ending after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016. Early application is permitted. The Company does not anticipate that this adoption will have a significant impact on its financial position, results of operations, or cash flows.

As of June 30, 2015, there were no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2015 were as follows:

Office furniture and fixtures	$38,193
Office equipment	15,016
Total	53,209
Less: accumulated depreciation	(1,973)
Property and equipment, Net	$51,236

Depreciation expense for the period from inception to June 30, 2015, was $1,968.

NOTE 5 –PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following as of June 30, 2015:

Security deposit	$16,188
ISP qualification fees	7,197
Prepaid for software	1,047
Others	993
Total	$25,425

NOTE 6 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following at June 30, 2015:

Deposit from customers	$16,357
Salary payable	13,414
Others	756
Total	$30,527

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company’s President paid certain operating expenses on behalf of the Company. As of June 30, 2015, the amount due to the President was $58,917. This is interest-free, unsecured and is due on demand.

NOTE 8 – STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is required to maintain one statutory reserve by appropriating 10% from its after-tax profit before declaration or payment of dividends until such reserve balance reaches 50% of the Company’s capital contribution. The statutory reserve represents restricted retained earnings.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into capital provided that the remaining reserve balance after such issue is not less than 25% of the registered capital contribution. The Company did not make any contribution to this fund during the period from inception to June 30, 2015 due to a net loss during the period.

NOTE 9 – INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the privately run and foreign invested enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Based on management's present assessment, the Company has determined that it is more likely than not a deferred tax asset attributable to the future utilization of the net operating loss carry-forward as of June 30, 2015 will not be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at June 30, 2015. The Company will continue to review this valuation allowance and make adjustments as appropriate. The Company has net operating loss carry-forwards in China approximately $200,000, which will expire in 2020.

NOTE 10 – COMMITMENTS

Capital Contribution

The Company’s total registered capital is RMB 50.0 million ($8.18 million) of which RMB 1,200,500 ($195,878) was contributed as of June 30, 2015. Pursuant to the new Registered Capital Registration System Reform Plan promulgated by the State Council on February 7, 2014 and its implementation rules by local State Administration of Industry and Commerce (“SAIC”) from March 1, 2014, companies registered in China are not required for annual review by SAIC and there is no registered capital contribution deadline requirement by SAIC.  The Company is currently complying with the new corporate registration regulation in China, and plans to make the total committed registered capital in full by no later than the beginning of 2045.

Lease Agreement

The Company has leased an office under a one-year, non-cancellable operating lease agreement. The monthly rent is RMB 32,923 ($5,372). Rental expense for the period from inception to June 30, 2015 was $32,231.

NOTE 11 – SUBSEQUENT EVENTS

The Company has reviewed its subsequent events through the date these financial statements were issued and has determined that no additional material subsequent events have occurred that require recognition in or disclosure to the financial statements.